UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 31, 2020

LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware			001-33072	20-3562868
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

11951 Freedom Drive	Reston	Virginia		20190
(Address of principal executive office)				(Zip Code)

 (571) 526-6000
(Registrants' telephone number, including area code)

 Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	LDOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2020 (the “Closing Date”), Leidos Holdings, Inc., a Delaware corporation (“Leidos”), Leidos, Inc., a Delaware corporation and a wholly-owned subsidiary of Leidos, as borrower (the “Borrower” or the “Buyer”), and certain other wholly-owned domestic subsidiaries of Leidos, as guarantors (collectively, the “Subsidiary Guarantors” and, together with Leidos and the Borrower, collectively, the “Loan Parties”), entered into a Bridge Credit Agreement (the “Bridge Credit Agreement”), with the lenders party thereto and Citibank, N.A., as administrative agent. The Bridge Credit Agreement provides for a senior unsecured 364-day bridge loan facility in an aggregate principal amount of $1,250,000,000 (the “Bridge Facility”). The Bridge Facility will mature 364 days after the Closing Date.

Leidos and the Borrower used the proceeds of the Bridge Facility and cash on hand on the Closing Date to (i) fund the Stock Purchase (as defined below), (ii) repay in full all third party indebtedness of Dynetics (as defined below), terminate all commitments thereunder and discharge and release all guarantees and liens existing in connection therewith and (iii) pay certain fees, costs and expenses related thereto.

Borrowings under the Bridge Credit Agreement bear interest at a rate determined, at the Borrower’s option, based on either an alternate base rate or a LIBOR rate plus, in each case, an applicable margin that may range from 125.0 bps to 237.5 bps depending on the credit rating of the Borrower, subject to increases by 25.0 bps at 90, 180 and 270 days after the Closing Date. Based on the Borrower’s current ratings, the applicable margin for LIBOR-denominated borrowings is 137.5 bps.

The Borrower will pay to each lender under the Bridge Facility a duration fee equal to 0.50%, 0.75% and 1.00% of the aggregate outstanding principal amount of such lender’s loans under the Bridge Facility at 90, 180 and 270 days after the Closing Date, respectively.

If at any time until the fifth business day after the Closing Date the Borrower’s credit rating from two of S&P, Moody’s and Fitch falls below BBB-, Baa3 or BBB-, respectively, then (i) the applicable margin will be increased by 25.0 bps, (ii) the duration fee will increase to 1.00%, 1.50% and 2.00% at 90, 180 and 270 days after the Closing Date, respectively, and (iii) the Borrower will pay to each lender under the Bridge Facility an additional funding fee in an amount equal to 0.25% of the aggregate principal amount of such lender’s loans on the Closing Date.

The Bridge Credit Agreement contains certain customary representations and warranties, as well as certain customary affirmative and negative covenants. The Bridge Credit Agreement’s negative covenants restrict the activities of the Loan Parties and Leidos’ other subsidiaries, including, among other things, such Loan Party’s or subsidiary’s ability to (i) create certain liens on its assets, (ii) dispose of substantially all of its assets, (iii) merge, liquidate, dissolve, change its business or consolidate with other entities, (iv) effect sale-and leaseback transactions, and (v) enter affiliate transactions. The Bridge Credit Agreement also restricts the ability of Leidos’ subsidiaries that are not Loan Parties to incur debt and issue preferred stock.

The financial covenants in the Bridge Credit Agreement require that the Borrower maintains, as of the last day of each fiscal quarter (beginning with the fiscal quarter ending June 2020), a ratio of adjusted consolidated total debt to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of not more than 3.75 to 1.00, subject increases to 4.50 to 1.00 following a material acquisition.

The Bridge Credit Agreement also contains certain customary events of default, including, among others, defaults based on certain bankruptcy and insolvency events, nonpayment, cross-defaults to other debt, breach of specified covenants, ERISA events, material monetary judgments, change of control events, inability to pay debts as they become due, actual or asserted invalidity of guarantees and the material inaccuracy of Leidos’ or the Borrower’s representations and warranties.

The foregoing description does not purport to be complete and is subject to and is qualified in its entirety by reference to all of the provisions of the Bridge Credit Agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
On January 31, 2020 the Buyer completed its acquisition of DYHC, Inc., a Delaware corporation (“Dynetics”) from the Dynetics, Inc. Employee Stock Ownership Trust, as amended (which is part of the Dynetics, Inc. Employee Stock Ownership Plan (the “ESOP”)) (the “Seller” or the “Trust”), pursuant to the terms of the previously announced Stock Purchase Agreement, dated as of December 17, 2019 (the “Purchase Agreement”), by and among Leidos, the Buyer, Dynetics and the Seller. Pursuant to the Purchase Agreement, the Buyer purchased from the Seller all of the issued and outstanding shares of common stock of Dynetics for $1.65 billion in cash, subject to certain adjustments (the “Stock Purchase”).
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangements of a Registrant.
The descriptions of the financing arrangements in Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference herein.
Item 8.01. Other Events.
On January 31, 2020 Leidos issued a press release announcing the consummation of the Stock Purchase. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are furnished with this report.

Exhibit 2.1
Stock Purchase Agreement, dated December 17, 2019, by and among Leidos Holdings, Inc., Leidos, Inc., DYHC, Inc. and Dynetics, Inc. Employee Stock Ownership Trust, as amended (which is part of the Dynetics, Inc. Employee Stock Ownership Plan) (previously filed as Exhibit 2.1 to Leidos Holdings, Inc.’s Current Report on Form 8-K filed on December 18, 2019 which is incorporated herein by reference).

Exhibit 4.1
Bridge Credit Agreement, dated January 31, 2020, by and among Leidos Holdings, Inc., Leidos, Inc., as borrower, the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent.

Exhibit 99.1	Press release, dated January 31, 2020.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2020	LEIDOS HOLDINGS, INC.

	By:	/s/ Raymond L. Veldman
Raymond L. Veldman
Senior Vice President, Deputy General Counsel and Corporate Secretary